Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and the incorporation by reference therein of our report dated August 16, 2007 with respect to the financial statements of Harris Stratex Networks, Inc. for the years ended June 29, 2007 and June 30, 2006 included in the Annual Report (Form 10-K) for 2007 filed with the Securities and Exchange Commission and our review report dated November 2, 2007 with respect to the financial statements of Harris Stratex Networks, Inc. as of September 28, 2007 and for the three-month period ended September 28, 2007 and September 29, 2006 included in the Quarterly Report (Form 10-Q) for the first quarter of 2008 filed with the Securities and Exchange Commission, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Harris Stratex Networks, Inc. Company for the registration of 520,445 shares of its common stock.
/s/ Ernst & Young LLP
Certified Public Accountants
Raleigh, NC
November 6, 2007